Exhibit 10.14
UNSECURED CONVERTIBLE PROMISSORY NOTE

$300,000	Orange County, California
                                                                                                                                                                                          June 28, 2012

FOR VALUE RECEIVED, the undersigned, Location Based Technologies, Inc., a Nevada corporation (referred to herein as the “Borrower” or “Company”), hereby unconditionally promises to pay to the order of Cody Evans (the “Holder” or “Lender”), in lawful money of the United States, the principal sum of Three Hundred Thousand Dollars ($300,000) on the Maturity Date.

1.              Terms of Repayment and Conversion.

a.           Upon the execution and delivery of this Note, the Holder shall disburse to the Borrower the sum of Three Hundred Thousand Dollars ($300,000O), which shall be the principal amount. All remaining amounts outstanding under this Note shall mature and become due and payable in full on June 28, 2013 (the "Maturity Date"), subject to any prior payment required by this Note.

b.           At any time and from time to time this Note shall be convertible, in whole or in part, into shares of the Company’s Common Stock (“Conversion Shares”) at the option of the Holder.  The Holder shall effect conversions by delivering written notice to the Company specifying therein the principal amount of this Note to be converted.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price, where the “Conversion Price” shall equal $0.30.  The Conversion Price shall be appropriately and equitably adjusted following any stock splits, stock dividends, spin-offs, distributions and similar events.  The Conversion Shares shall be duly and validly issued, fully paid and non-assessable and, following the applicable Rule 144 holding period, freely tradable.  The Holder shall receive the stock certificate(s) within fourteen (14) business days following the date of conversion.

2.              Interest Rate.  This Note shall accrue interest at a rate of ten percent (10%) per annum (the “Interest Rate”) on any principal amount not repaid or converted prior to the Maturity Date.  Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  All payments hereunder shall be paid in cash or stock at the Company’s option. All accrued interest shall be due and payable on the Maturity Date.

3.              Events of Default.  If any of the events of default specified in this Section shall occur, Holder may, so long as such condition remains uncured for a period of seven (7) days, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice. In the Event of Default(s), the Company shall pay any and all legal and administrative fees associated with remedying the Event of Default(s):

a.	Default in the payment of the principal or unpaid accrued interest of this Note when due and payable;

b.	Failure to issue Conversion Shares within fourteen (14) business day after request following a conversion hereunder; or
c.	Filing of bankruptcy proceedings involving the Company.
d.	Additional default provisions: Upon such act of default, the Holder shall be entitled to the following relief, in addition to all of its rights and remedies under law and/or equity:
i.	Interest rate for the Note, including any unpaid interest and principal amounts, shall be adjusted to 12%

4.              Successors and Assigns: Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder.

5.              Prepayment.  This Note may be prepaid in whole or in part, without penalty, at any time at the Company’s election.

6.              Governing Law.  This agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California.  Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

7.              Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, and if addressed to the Company then at its principal place of business, or if addressed to the Holder, then the last known address on file with the Company.

If to the Company:	Location Based Technologies, Inc.
49 Discovery Suite 260
Irvine, CA 92618
Facsimile Number: (714) 200-0287
E-mail: greg.harrison@pocketfinder.com
If to Lender:	Cody Evans

8.              Heading; References.  The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

9.              Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto in respect of the terms of this Note by the Holder and by the Company, superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with Company or any of its officers, employees or agents.

IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the date first set forth above.

Borrower:

LOCATION BASED TECHNOLGIES, INC.

By: ___________________________
Name:  David M. Morse
Title:  CEO

Lender:

An Individual

By: ___________________________
Name:  Cody Evans

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